Exhibit 99.1

ClearSign Technologies Corporation Provides Fourth Quarter and Full Year 2020 Update

SEATTLE, March 23, 2021 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the fourth quarter and year ended on December 31, 2020. The Company will disclose its full financial results in the Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission in the coming weeks and, as a result, all numbers are preliminary.

“We have made significant strides towards the commercial development and deployment of our technologies this past year,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We continue to execute on our strategy of developing our business with collaborative partnerships both in the USA and abroad, as well as expanding our installation base across the industry. We look forward to completing upcoming key milestones across our business lines in the coming months, and selling our technologies across the globe,” concluded Dr. Deller.

Recent strategic and operational highlights during and subsequent to the fourth quarter and full year 2020 include:

Successfully Installed a Multi-Unit Process Burner Order for Major Energy Infrastructure Company: The installation is made up of three burners in an existing process heater at a California storage and transportation terminal. The burners were sold by ClearSign's channel affiliate, California Boiler, who were a subcontractor to the overall project management company, R. A. Nichols Engineering.

Completed the Performance Testing and Application for Firetube Boiler Burner Certification in China and Signed a Collaboration Framework Agreement (CFA) with Jiangsu Shuang Liang Boiler Co. Ltd: The Company completed the government performance testing required for their 2-ton fire tube boiler burner to be sold in the Chinese market.  The performance testing results have been submitted along with the required documentation for certification in China.  Assuming the certification is granted, the Company can then produce, market and sell the burners in the Chinese market.  Additionally, the Company signed a non-binding CFA agreement with Jiangsu Shuang Liang Boiler Co. Ltd to provide a next generation ultra-low emission, and high efficiency integrated boiler burner package for the Chinese market.

Entered into an Agreement with California Boiler for Sale and Installation of 2.5 ppm NOx Capable Ultra-Low Emission Boiler Burners and Low Emission Flares: The agreement is for the sale and installation of "ClearSign Core™" enabled ultra-low NOx combustion equipment into the U.S. market. Both companies will be responsible for sales, California Boiler will be responsible for installation and the provision of controls, and ClearSign will provide the technology and product design.

Received Process Burner Order from Super Major Global Refinery for European Installation: The order, from a global refining company, is to design, fabricate and supply the Company's ClearSign Core process burner for installation in a European refinery.  This is the first purchase from this customer and the second super major customer for the Company.

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Cash, cash equivalents and short term investments were approximately $8,800,000 on December 31, 2020.

Shares outstanding at December 31, 2020 total 30,077,436.

The Company will be hosting a call at 5:00 PM ET today.  Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://www.webcaster4.com/Webcast/Page/987/40200 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID 10152791. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

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